                                                      Registration No. 333-80065


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                POST EFFECTIVE
                              AMENDMENT NO. 1 TO

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                       --------------------------------


                          Boston Life Sciences, Inc.
                          --------------------------
            (Exact name of registrant as specified in its charter)


                Delaware                                        87-0277826
----------------------------------------                  ----------------------
     (State or other jurisdiction of                         (I.R.S. Employer
     Incorporation or Organization)                         Identification no.)

     137 Newbury Street, 8th Floor
          Boston, Massachusetts                                   02116
 ----------------------------------------                 ----------------------
 (Address of Principal Executive Offices)                       (Zip Code)


                          Boston Life Sciences, Inc.
                              1998 Omnibus Stock
                                  Option Plan
                        ------------------------------
                           (FULL TITLE OF THE PLAN)

                               S. David Hillson
                     President and Chief Executive Officer
                          Boston Life Sciences, Inc.
                        137 Newbury Street, 8th Floor
                          Boston, Massachusetts 02116
                                (617) 425-0200
                   -----------------------------------------
           (Name, address, including zip code, and telephone number,
                   including area code of agent for service)

                                with copies to:

                               Steven A. Wilcox
                                 Ropes & Gray
                            One International Place
                             Boston, MA 02110-2624
                                (617) 951-7000



                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

        Title of                                 Proposed Maximum     Proposed Maximum        Amount of
     Securities to           Amount to be       Offering Price Per   Aggregate Offering     registration
     be Registered          Registered (1)           Share(2)             Price(2)             Fee(3)
-----------------------------------------------------------------------------------------------------------
   Common Stock, par           1,800,000                (2)              $5,569,336           $1,392
 value $.01  per share          shares
===========================================================================================================

(1) The Registrant previously registered 500,000 shares which may be issued pursuant to its 1998 Omnibus Stock Option plan on June 4, 1999 by filing a Registration Statement on Form S-8 (File No. 333-80065). This filing is solely to register 1,800,000 additional shares which may be issued pursuant to the 1998 Omnibus Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and (h), the price shown is based upon (i) 1,256,799 shares offered pursuant to options outstanding exercisable at the following prices: 15,500 shares at $4.53 per share, 351,750 shares at $3.63 per share, 33,049 shares at $3.25 per share, 237,000 shares at $3.21 per share, 599,500 shares at $3.13 per share, 10,000 shares at $3.04 per share, and 10,000 shares at $2.95 per share; and (ii) 543,201 shares reserved for issuance upon exercise of options to be granted in the future, the proposed offering price of which has been determined based upon the average of the high and low prices reported for the Common Stock on the Nasdaq National Market on August 6, 2001, $2.61.

(3) The Registrant previously paid $453 on June 4, 1999 in connection with the filing by the Registrant of a Registration Statement on Form S-8 (File No. 333-80065) to register 500,000 shares of the Registrant's common stock. The registration fee is for the 1,800,000 additional shares being registered herewith.

                     REGISTRATION OF ADDITIONAL SECURITIES

        This Amendment No. 1 to Registration Statement on Form S-8 is being filed by Boston Life Sciences, Inc. (the "Company"), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 1,800,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Company's 1998 Omnibus Stock Option Plan (the "Plan"). A total of 500,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Registration Statement on Form S-8 (File No. 333-80065) filed with the Securities and Exchange Commission on June 4, 1999 and the information contained therein is hereby incorporated herein by reference.

ITEM 8.         EXHIBITS.

                See Exhibit Index located at page 4 hereof.

              [Remainder of this page intentionally left blank.]

                                  SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to the believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-80065) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Boston, Massachusetts on this 13th day of August, 2001.


                             Boston Life Sciences, Inc.

                             By: /s/ S. David Hillson
                                 -----------------------------------------------
                                 S. David Hillson
                                 Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-80065) has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                        Date
--------------------------------        ------------------------------      ----------
/s/ S. David Hillson                    Chairman, President and Chief       August 13, 2001
--------------------------------        Executive Officer (Principal
S. David Hillson                        Executive Officer)


/s/ Joseph P. Hernon                    Executive Vice President,           August 13, 2001
--------------------------------        Chief Financial Officer and
Joseph P. Hernon                        Secretary (Principal Financial
                                        Officer and Principal Accounting
                                        Officer)


        *                               Director, Executive Vice President  August 13, 2001
--------------------------------        and Chief Scientific Officer
Marc E. Lanser, M.D.


        *                               Director                            August 13, 2001
--------------------------------
Colin B. Bier, Ph.D.


                                        Director
--------------------------------
Scott Weisman, Esq.


                                        Director
--------------------------------
Robert Langer, Sc.D.


        *                               Director                            August 13, 2001
--------------------------------
Ira W. Lieberman, Ph.D.


        *                               Director                            August 13, 2001
--------------------------------
E. Christopher Palmer, CPA

* By:  /s/ Joseph P. Hernon
     ------------------------
         Joseph P. Hernon
         Attorney-in-Fact

                                 EXHIBIT INDEX

Number              Exhibit
------              -------


  4 Specimen copy of Stock Certificate for shares of Common Stock of the Registrant (filed as an exhibit to the Company's Registration Statement on Form S-3 filed with the Security and Exchange Commission, Registration Number 33-25955)

  5       Opinion of Ropes & Gray.

  23.1 Consent of Ropes & Gray (included in its opinion filed as Exhibit 5 hereto).

  23.2    Consent of PricewaterhouseCoopers LLP.